FOR IMMEDIATE RELEASE

STANLEY WORKS COMPLETES HSM ACQUISITION

New Britain, Connecticut, January 16, 2007: The Stanley Works (NYSE: SWK) announced that it has completed its previously announced purchase of HSM Electronic Protection Services, Inc. (“HSM”) from Chicago-based private equity firm GTCR for $545 million cash. HSM, based in Lisle, IL provides security alarm monitoring services and access control systems to commercial customers.

The company financed the acquisition with proceeds from existing short term credit facilities and a new $500 million 364-day bridge facility entered into on January 8, 2007. The company remains committed to its current credit ratings and, as previously announced, intends to refinance this transaction with a combination of available cash, debt and equity-linked convertible debt, which it believes will be consistent with maintaining those ratings. The company does not anticipate the need to issue common equity in the short term in order to achieve this objective.

Additional Information About The Stanley Works

The Stanley Works, an S&P 500 company is a worldwide supplier of consumer products, industrial tools and security solutions for professional, commercial, industrial and consumer use. More information about The Stanley Works, including corporate press releases, can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould - VP, Investor Relations
(860) 827-3833
ggould@stanleyworks.com

CAUTIONARY STATEMENT

Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including those regarding the Company’s intent to refinance the Acquisition with a combination of available cash, debt and equity-linked convertible debt and to maintain its current credit rating, are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed below, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Registrant’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Registrant’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the continued ability of the Company to access credit markets under satisfactory terms; (ii) the Company’s ability to successfully integrate the HSM acquisition while limiting associated costs; (iii) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (iv) the Company’s success at identifying and developing new markets for Security Solutions;

(v) the success of the Company’s efforts to manage costs; (vi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (vii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (viii) the Company’s ability to obtain favorable settlement of routine tax audits; (ix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (x) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products; (xi) the ability of the Company’s employees to adapt to changes made within the organization and to meet or exceed expectations; (xii) the ability to continue successfully managing and defending claims and litigation; (xiii) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; and (xiv) the Company’s ability to continue improvements in working capital, including inventory reductions and payment terms.

The Company’s ability to achieve the results may also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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